UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: March 16, 2004

DRACO HOLDING CORPORATION, INC.
(Exact name of registrant as specified in its charter)

NEVADA	033-02441-D	87-0638750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Jump'n Jax, Inc. 511 East St. George Boulevard, Suite No. 3 St. George, Utah	84770
(Address of Principal Executive Office)	(Zip Code)

(801) 209-0545
(Registrant's telephone number)

Item 5.         Other Events.

        On March 16, 2004, two additional directors were appointed to the Company's Board of Directors upon unanimous consent of the previous directors. The new directors will serve with the existing directors until the next annual meeting of shareholders, or until their successors have been duly elected and qualified.

The newly appointed directors are:

Mr. Michael Woo. Mr. Woo, age 35, has seven years of corporate finance experience in various Australian and Chinese companies. From 1996-1999, he was Assistant Manager of the infrastructure projects department of China Construction Holdings Limited (an Australian listed company, stock code CIH). From 1999-2000, he was Manager of infrastructure projects for China Toll Bridges & Roads Company (a Singapore listed company, stock code CTBR). From 2000-2003, he was investment manager of Asia Pacific Tobacco Company Limited.

Mr. Peter Li. Mr Li, age 37, has business experience in corporate finance, securities research and capital markets. From 1988-1991, he worked in the investment department of China International Trust Investment Corporation. From 1991-1997, he was Deputy General Manager of the International Business Department of Bank of China Guangzhou Branch, Guangdong Province. From 1997-2000, he was Manager of the accounting department of China Foreign Trade Centre Group. From 2001 to the present he has been an Economic Research Officer for the China Development Institute. Mr. Li has a Bachelor of Economics and a Master of Economics degree from University of Zhongshan in China.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRACO HOLDING CORPORATION, INC.

/s/ Steven D. Moulton
Steven D. Moulton, Director, Secretary/Treasurer and Chief Financial and Accounting Officer

Date: March 19, 2004